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                                    EXHIBIT 23.1



                        Consent of Independent Auditors



The Board of Directors

Integrated Circuit Systems, Inc.:



We consent to the incorporation by reference in the registration statements (Nos. 333-07293, 33-41407, 33-55902, 33-69676, 33-73208 and 33-87086) on form
S-8 and registration statement (No. 33-70202) on form S-3 of Integrated Circuit Systems, Inc. of our report, related to the consolidated balance sheets of Integrated Circuit Systems, Inc., and subsidiaries as of June 29, 1996 and June 30, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended June 29, 1996, which report appears in the June 29, 1996 annual report on form 10-K of Integrated Circuit Systems, Inc.



As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for marketable securities in 1995 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities."



/s/KPMG Peat Marwick LLP



Philadelphia, Pennsylvania

September 26, 1996